UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2005

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)

Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 1.01 Entry into a Material Definitive Agreement

     Amendment of Employment Agreements

     On May 25, 2005, Quiksilver, Inc. (the “Company”) entered into an amended and restated employment agreement with each of Robert B. McKnight, Jr., Chief Executive Officer of the Company, Bernard Mariette, President of the Company, Charles S. Exon, Executive Vice President—Business & Legal Affairs, Secretary and General Counsel of the Company, and Steven L. Brink, Chief Financial Officer and Treasurer of the Company (the “Revised Agreements”). The Revised Agreements amend and restate the employment agreements, dated August 1, 2004, between the Company and each of these executives. Pursuant to the terms of the Revised Agreements, Mr. McKnight receives a base salary of $880,000, Mr. Mariette a base salary of $600,000, Mr. Exon a base salary of $400,000 and Mr. Brink a base salary of $300,000. These base salaries are effective retroactive to November 1, 2004, are subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, the individual’s performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that they may not be adjusted below the level set forth above. Mr. McKnight’s and Mr. Mariette’s Revised Agreements also provide that each will be eligible to earn an annual bonus of up to 300% of their minimum base salary under the Company’s Annual Incentive Plan or Long-Term Incentive Plan or a combination of the two. The Revised Agreements of Messrs. Exon and Brink provide that they are eligible to receive discretionary bonuses on terms approved by the Board.

     The Revised Agreements require that the Company maintain a $2,000,000 term life insurance policy on each executive’s life, payable to their designees; provided, however, that the Company is not required to pay annual premiums for such policies in excess of $5,000.

     Each of the Revised Agreements provides that the executive will continue to be a participant in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors, but substantially similar to those granted to other senior executives of the Company of equivalent level. The Revised Agreements further provide that all options granted shall provide that if the executive is terminated by the Company without “cause” (as defined below), by the executive for “good reason” (as defined below), or as a result of executive’s death or disability, all options will automatically vest in full on an accelerated basis so that the executive may exercise all of their options prior to termination and the options shall remain exercisable until the earlier of (i) the first anniversary of executive’s termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

     Each of the Revised Agreements continues for an unspecified term and may be terminated by the Company or the executive without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If the Company terminates the executive’s employment without cause, or if the executive terminates his employment for good reason, the terms of the Revised Agreements provide that the Company will (i) continue to pay the executive’s base salary for a period of eighteen (18) months (twenty-four (24) months in the case of Mr. McKnight), (ii) pay a pro rata portion of the bonus for the fiscal year in which such termination occurs, and (iii) pay an amount equal to two (2) times the average annual bonus earned by the executive during the two (2) most recently completed fiscal years payable over eighteen (18) months (twenty-four (24) months in the case of Mr. McKnight) following the executive’s termination. Notwithstanding the foregoing, if such termination occurs within twelve (12) months following a change in control of the Company, the period of salary continuation will be increased by six (6) months (twelve (12) months in the case of Messrs. McKnight and Mariette) and the payment based on average annual bonus will be increased to two times such average (two and one-half (2 1/2)) and three (3) times in the case of Messrs. Mariette and McKnight, respectively). The payment period for the payment based on average annual bonus will also be extended to match the continuation period for base salary. If the Company terminates an executive’s employment for cause or the executive terminates his employment without good reason, then the executive receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is the executive’s death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs.

     For purposes of the Revised Agreements, “cause” includes (i) death, (ii) permanent disability, (iii) willful misconduct in the performance of duties, (iv) commission of a felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of duty, (vii) habitual neglect of duty, or (viii) material breach by the executive of his obligations under the employment agreement.

     For purposes of the Revised Agreements, good reason means (i) the assignment to executive of duties materially inconsistent with his position, as set forth in the agreement, without executive’s consent, (ii) a material change in executive’s reporting level from that set forth in the agreement, without executive’s consent, (iii) a material diminution in executive’s authority, without executive’s consent, (iv) a material breach by the Company of its obligations under the agreement, (v) the failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations of the Company under the Revised Agreement or (vi) the Company requiring executive to be based, other than temporarily, at any office or location outside of the southern California area (or France in the case of Mr. Mariette), without his consent.

     Under the Revised Agreements, a “change in control” of the Company would include any of the following events: (i) any person (as defined in the Securities Exchange Act of 1934) acquires shares of capital stock of the Company representing more than 50% of the total number of shares of capital stock that may be voted for the election of directors of the Company, (ii) a merger, consolidation, or other business combination of the Company with or into another person is consummated, or all or substantially all of the assets of the Company are acquired by another person, as a result of which the stockholders of the Company prior to the transaction own, after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring person (or any person in control of the surviving or acquiring person, the equity securities of which are issued or transferred in such transaction), or (iii) the stockholders of the Company approve a plan of complete liquidation, dissolution or winding up of the Company.

     Copies of the Revised Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. dated May 25, 2005

10.2	Employment Agreement between Bernard Mariette and Quiksilver, Inc. dated May 25, 2005

10.3	Employment Agreement between Charles S. Exon and Quiksilver, Inc. dated May 25, 2005

10.4	Employment Agreement between Steven L. Brink and Quiksilver, Inc. dated May 25, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2005	Quiksilver, Inc. (Registrant)
	By:	/s/Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. dated May 25, 2005

10.2	Employment Agreement between Bernard Mariette and Quiksilver, Inc. dated May 25, 2005

10.3	Employment Agreement between Charles S. Exon and Quiksilver, Inc. dated May 25, 2005

10.4	Employment Agreement between Steven L. Brink and Quiksilver, Inc. dated May 25, 2005